As filed with the Securities and Exchange Commission on May 26, 1994

                         Registration Statement No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                    Under
                           THE SECURITIES ACT OF 1933
                                ---------------

                        Westinghouse Electric Corporation
              (Exact name of Registrant as specified in its charter)

               Pennsylvania                             25-0877540
              (State or other jurisdiction             (I.R.S. Employer
               of incorporation or organization)        Identification No.)


                      Westinghouse Building, 11 Stanwix Street
                         Pittsburgh, Pennsylvania 15222
   (Address of Registrant's principal executive offices, including zip code)

                       Westinghouse Electric Corporation
                         1991 Long-Term Incentive Plan
                           (Full title of the plan)

                            LOUIS J. BRISKMAN, ESQ.
                  Senior Vice President and General Counsel
                   Westinghouse Building, 11 Stanwix Street
                       Pittsburgh, Pennsylvania  15222
                    (Name and address of agent for service)
                              (412) 642-3696
          (Telephone number, including area code, of agent for service)


                               ---------------


                       CALCULATION OF REGISTRATION FEE

 Title of                    Proposed           Proposed
securities     Amount        maximum            maximum         Amount of
   to be       to be      offering price       aggregate       registration
registered   registered    per share(1)     offering price(1)      fee(1)

Common
Stock,
par value
$1.00 per
share. . .    5,000,000      $12.3125        $61,562,500.00     $21,228.45


(1) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrants Common Stock reported on the New York Stock Exchange Composite Tape on May 23, 1994.


                                    PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference

     The following documents, each as filed by Westinghouse Electric Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

     (b)  The Company's Current Report on Form 8-K, dated March 7, 1994.

     (c)  The Company's Current Report on Form 8-K, dated March 29, 1994.

     (d)  The Company's Current Report on Form 8-K, dated April 21, 1994.

     (e) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

     (f) Description of the Company's Common Stock contained in its Registration Statement on Form 10 filed pursuant to the Exchange Act on May 15, 1935, as amended or updated pursuant to the Exchange Act.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.


Item 5.  Interests of Named Experts and Counsel

     Not applicable.


Item 6.  Indemnification of Directors and Officers

     Sections 1741 and 1742 of the Business Corporation Law in conjunction with Section 8365 of the Directors' Liability Act (effective January 27, 1987) of the Commonwealth of Pennsylvania generally empower a corporation to indemnify any person who is or was involved in any manner (as a party or otherwise) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding (a "Proceeding") whether civil, criminal, administrative or investigative (including a Proceeding by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such person in connection with such Proceeding.

     Under Section 8365, however, such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1743 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any Proceeding, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 8365 further provides that expenses incurred by an officer, director, employee or agent in defending a Proceeding may be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 1746 and Section 8365 provide that the indemnification and advancement of expenses provided by or pursuant to such sections shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders, directors or otherwise.

     Article ELEVENTH of the Restated Articles and Article XVII of the By-Laws of the Company provide in effect that, with respect to Proceedings based on acts or omissions on or after January 27, 1987, and unless prohibited by applicable law, the Company shall indemnify directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such Proceeding described above. Under Article XVII the Company shall also advance amounts to any director or officer during the pendency of any such Proceeding against expenses incurred, provided that, if required by law, the Company receives an undertaking to repay such amount if it is ultimately determined that such person is not to be indemnified under such Article. The indemnification provided for in such Articles is in addition to any rights to which any director or officer may otherwise be entitled. Article XVII of the By-Laws provides that the right of a director or officer to such indemnification and advancement of expenses shall be a contract right and further provides procedures for the enforcement of such right.

     The Company has purchased directors' and officers' liability insurance policies indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company or its subsidiaries as directors and officers.


Item 7.  Exemption from Registration Claimed

     Not applicable.


Item 8.  Exhibits

  Exhibit No.     Description
  -----------     -----------

     4.1          Restated Articles of Incorporation of the Company
                  (incorporated by reference to Exhibit 3(2) to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended March
                  31, 1994).
     4.2          By-laws of the Company, as amended (incorporated by
                  reference to Exhibit 3(c) to the Company's Annual Report on
                  Form 10-K/A for the year ended December 31, 1992).
     4.3          Rights Agreement, as amended, dated December 7, 1988,
                  between the Company and the Rights Agent named therein
                  (incorporated by reference to Exhibit 4(b) of the Company's
                  Annual Report on Form 10-K for the year ended December 31,
                  1990, as amended).
     4.4          1991 Long-Term Incentive Plan of the Company.
     5            Opinion of Angeline C. Straka, Vice President, Secretary
                  and Associate General Counsel, as to the legality of the
                  securities being registered.
     23.1         Consent of Counsel -- contained in opinion filed as
                  Exhibit 5.
     23.2         Consent of Price Waterhouse.
     24           Powers of Attorney.


Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the Securities registered hereby, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

     (b) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


provided, however, that the undertakings set forth in paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Securities being registered hereby which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5)	Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Westinghouse Electric Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 25th day of May, 1994.

                      Westinghouse Electric Corporation


                      By:                /s/Fredric G. Reynolds
                         ----------------------------------------------------
                                           Fredric G. Reynolds
                         Executive Vice President and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 25, 1994 in the capacities indicated:

Signature                                   Title

                   *                     Chairman and Chief Executive Officer
- -----------------------------------------(principal executive officer)
(Michael H. Jordan)                      and Director


                   *                     President and Director
- ------------------------------------------
(Gary M. Clark)

          /s/Fredric G. Reynolds         Executive Vice President and Chief
- -----------------------------------------Financial Officer
(Fredric G. Reynolds)                    (principal financial officer)


           /s/Robert E. Faust
- -----------------------------------------Vice President and Controller
(Robert E. Faust)                        (principal accounting officer)


                   *                     Director
- -----------------------------------------
(Frank C. Carlucci)

                   *                     Director
- -----------------------------------------
(George H. Conrades)

                   *                     Director
- -----------------------------------------
(David T. McLaughlin)

                   *                     Director
- -----------------------------------------
(Rene C. McPherson)

                   *                     Director
- -----------------------------------------
(Richard M. Morrow)

                   *                     Director
- -----------------------------------------
(Richard R. Pivirotto)

                   *                     Director
- -----------------------------------------
(Dr. Paula Stern)

                                             *By  /s/Fredric G. Reynolds
                                                 ------------------------
                                                    Fredric G. Reynolds
                                                     Attorney-in-Fact


                             EXHIBIT INDEX


Exhibit No.   Description                                               Page
- -----------   -----------                                               ----

     4.1      Restated Articles of Incorporation of the Company           *
              (incorporated by reference to Exhibit 3(2) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).

     4.2      By-laws of the Company, as amended (incorporated            *
              by reference to Exhibit 3(c) to the Company's
              Annual Report on Form 10-K/A for the year ended
              December 31, 1992).

     4.3      Rights Agreement, as amended, dated December 7, 1988,       *
              between the Company and the Rights Agent named therein (incorporated by reference to Exhibit 4(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 1990, as amended).

     4.4      1991 Long-Term Incentive Plan of the Company.               *

     5        Opinion of Angeline C. Straka, Vice President,             21
              Secretary and Associate General Counsel, as to the legality of the securities being registered.

     23.1     Consent of Counsel -- contained in opinion filed           21
              as Exhibit 5.

     23.2     Consent of Price Waterhouse.                               22

     24       Powers of Attorney                                         23

* Incorporated by reference.

                      1991 LONG-TERM INCENTIVE PLAN

ARTICLE I
GENERAL
1.1  Purpose
     -------
     The purposes of the 1991 Long-Term Incentive Plan ("Plan") for eligible employees of Westinghouse Electric Corporation ("Corporation") and its Subsidiaries (the Corporation and its Subsidiaries severally and collectively referred to in the Plan as the "Company") are to foster and promote the long-term financial success of the Company and materially increase stockholder value by (i) attracting and retaining employees of outstanding ability, (ii) strengthening the Company's capability to develop, maintain and direct a high performance team, (iii) motivating employees, by means of performance-related incentives, to achieve long-range performance goals, (iv) providing incentive compensation opportunities competitive with those of other major companies and
(v) enabling employees to participate in the long-term growth and financial success of the Company.

1.2  Administration
     --------------
(a) The Plan shall be administered by a committee of the Board of Directors of the Corporation ("Committee") which shall consist of three or more members. The members shall be appointed by the Board of Directors, and any vacancy on the Committee shall be filled by the Board of Directors.
     The Committee shall keep minutes of its meetings and of any action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any action that may be taken at a meeting of the Committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the members of the Committee. The Committee shall make appropriate reports to the Board of Directors concerning the operations of the Plan.

(b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select in accordance with Section 1.3 persons who shall participate in the Plan ("Participant" or "Participants"), including the right to delegate authority to select Participants, (ii) to make Awards and payments in such forms and amounts as it shall determine, including the right to delegate authority to make Awards within limits approved by the Committee; (iii) to impose such limitations, restrictions, terms and conditions upon such Awards as it shall deem appropriate, (iv) to interpret the Plan and the terms of any document relating to the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to amend or cancel an existing Award in whole or in part, except that the Committee may not, unless otherwise provided in the Plan, or unless the Participant affected thereby consents, take any action under this clause that would adversely affect the rights of such Participant with respect to the Award and except that the Committee may not take any action to amend any outstanding Option under the Plan in order to decrease the Option Price under such Option or to cancel and replace any such Option with an Option with a lower Option Price and (vi) to make all other determinations and to take all other actions necessary or advisable for the interpretation, implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the company and all other persons.


(c) The Committee shall act with respect to the Plan on behalf of the Corporation and on behalf of any subsidiary issuing stock under the Plan, subject to appropriate action by the board of directors of any such Subsidiary. All expenses associated with the Plan shall be borne by the Corporation subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

1.3  Selection for Participation
     ---------------------------
     Participants selected by the Committee or its delegatees shall be Eligible Persons (as defined below). "Eligible Persons" are persons who are employees of the Company ("Employee" or "Employees"). In making this selection and in determining the form and amount of Awards, the Committee may give consideration to the functions and responsibilities of the Eligible Person, his or her past, present and potential contributions to the Company and other factors deemed relevant by the Committee.

1.4  Types of Awards under Plan
     --------------------------
     Awards ("Awards") under the Plan may be in the form of any one or more of the following: (i) Non-statutory Stock Options ("NSOs" or "Options"), as described in Article II, (ii) Stock Appreciation Rights ("SARs") and Limited Stock Appreciation Rights ("Limited Rights"), as described in Article III,
(iii) Performance Awards ("Performance Awards") as described in Article IV, and (iv) Restricted Stock ("Restricted Stock") as described in Article V.

1.5  Shares Subject to the Plan
     --------------------------
     Shares of stock issued under the Plan may be in whole or in part authorized and unissued or treasury shares of the Corporation's common stock, par value $1.00 ("Common Stock"), or "Formula Value Stock" as defined in
Section 8.12(d) (Common Stock and Formula Value Stock severally and collectively referred to in the Plan as "Stock").

     The maximum number of shares of Stock which may be issued for all purposes under the Plan shall be 9,000,000.

     Except as otherwise provided below, any shares of Stock subject to an Option or other Award which is canceled or terminates without having been exercised shall again be available for Awards under the Plan. Shares subject to an option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan except to the extent the SAR is settled in cash. To the extent that an Award is settled in cash, shares of Stock subject to that Award shall again be available for Awards. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award shall be available again for Awards under the Plan. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan.

     No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.






ARTICLE II
STOCK OPTIONS

2.1  Award of Stock Options
     ----------------------
     The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant Options to purchase Stock.

     The Committee may provide with respect to any option to purchase Stock that, if the Participant, while an Eligible Person, exercises the option in whole or in part using already-owned Stock, the Participant will, subject to this Section 2.1 and such other terms and conditions as may be imposed by the Committee, receive an additional option ("Reload Option"). The Reload Option will be to purchase, at Fair Market Value as of the date the original option was exercised, a number of shares of Stock equal to the number of whole shares used by the Participant to exercise the original option. The Reload Option will be exercisable only between the date of its grant and the date of expiration of the original option.

     A Reload Option shall be subject to such additional terms and conditions as the Committee shall approve, which terms may provide that the Committee may cancel the Participant's right to receive the Reload Option and that the Reload Option will be granted only if the Committee has not canceled such right prior to the exercise of the original option. Such terms may also provide that, upon the exercise by a Participant of a Reload Option while an Eligible Person, an additional Reload Option will be granted with respect to the number of whole shares used to exercise the first Reload Option.

2.2  Stock Option Agreements
     -----------------------
     The award of an option shall be evidenced by a written agreement ("Stock Option Agreement") in such form and containing such terms and conditions as the Committee may from time to time determine.

2.3  Option Price
     ------------
     The purchase price of Stock under each Option ("Option Price") shall be not less than the Fair Market Value of such Stock on the date the Option is awarded.

2.4  Exercise and Term of Options
     ----------------------------
(a) Except as otherwise provided in the Plan, Options shall become exercisable at such time or times as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

(b) The Committee shall establish procedures governing the exercise of options and shall require that written notice of exercise be given. Stock purchased on exercise of an option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so provided by the Committee (i) through the delivery of shares of Stock which are then outstanding and which have a Fair Market Value on the last business day preceding the date of exercise equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the permissible forms of payment.

2.5  Termination of Eligibility
     --------------------------
     In the event the Participant is no longer an Eligible Person and ceased to be such as a result of termination of service to the Company with the consent of the Committee or as a result of his or her death, retirement or disability, each of his or her outstanding Options shall be exercisable by the Participant (or his or her legal representative or designated beneficiary), to the extent that such Option was then exercisable, at any time prior to an expiration date established by the Committee at the time of award, but in no event after such expiration date. If the Participant ceases to be an Eligible Person for any other reason, all of the Participant's then outstanding Options shall terminate immediately.

ARTICLE III
STOCK APPRECIATION RIGHTS AND LIMITED RIGHTS

3.1  Award of Stock Appreciation Right
     ---------------------------------
(a) An SAR is an Award entitling the recipient on exercise to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.

(b) In general, an SAR entitles the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted.

(c) SARs may be granted in tandem with options granted under the Plan ("Tandem SARS") or independently of Options ("Independent SARs"). An SAR granted in tandem with an NSO may be granted either at or after the time the option is granted.

(d) SARs awarded under the Plan shall be evidenced by either a Stock Option Agreement (when SARs are granted in tandem with an Option) or a separate agreement between the Company and the Participant.

(e) Except as otherwise provided herein, a Tandem SAR shall be exercisable only at the same time and to the same extent and subject to the same conditions as the option related thereto is exercisable, and the Committee may prescribe additional conditions and limitations on the exercise of the SAR. The exercise of a Tandem SAR shall cancel the related Option. Tandem SARs may be exercised only when the Fair Market Value of Stock to which it relates exceeds the Option Price.

(f) Except as otherwise provided herein, an Independent SAR will become exercisable at such time or times, and on such conditions, as the Committee may specify, and the Committee may at any time accelerate the time at which all or any part of the SAR may be exercised.

     The Committee may provide, under such terms and conditions as it may deem appropriate, for the automatic grant of additional SARs upon the full or partial exercise of an Independent SAR.

     Any exercise of an Independent SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

(g) Except as otherwise provided herein, all SARs shall automatically be exercised on the last trading day prior to the expiration date established by the Committee at the time of the award for the SAR, or, in the case of a Tandem SAR, for the related Option, so long as exercise on such date will result in a payment to the Participant.

(h) Unless otherwise provided by the Committee, no SAR shall become exercisable or shall be automatically exercised for six months following the date on which it was granted.

(i) At the time of award of an SAR, the Committee may limit the amount of the payment that may be made to a Participant upon the exercise of the SAR. The Committee may further determine that, if the amount to be received by a Participant in any year is limited pursuant to this provision, payment of all or a portion of the amount that is unpaid as a result of the limitation may be made to the Participant at a subsequent time. No such limitation shall require a Participant to return to the Company any amount theretofore received by him or her upon the exercise of an SAR.

(j) Payment of the amount to which a Participant is entitled upon the exercise of an SAR shall be made in cash, Stock, or partly in cash and partly in Stock, as the Committee shall determine. To the extent that payment is made in Stock, the shares shall be valued at their Fair Market Value on the date of exercise of the SAR.

(k) Each SAR shall expire on a date determined by the Committee or earlier upon the occurrence of the first of the following: (i) in the case of a Tandem SAR, termination of the related option, (ii) expiration of a period of six months after the Participant's ceasing to be an Eligible Person as a result of termination of service to the Company with the consent of the Committee or as a result of his or her death, retirement or disability, or (iii) the Participant ceasing to be an Eligible Person for any other reason.

3.2  Limited Rights
     --------------

(a)  The Committee may award Limited Rights pursuant to the provisions of this
Section 3.2 to the holder of an Option to purchase Common Stock granted under the Plan (a "Related Option") with respect to all or a portion of the shares subject to the Related Option. A Limited Right may be exercised only during the period beginning on the first day following a Change in Control, as defined in Section 7.2 of the Plan, and ending on the thirtieth day following such date. Each Limited Right shall be exercisable only to the same extent that the Related Option is exercisable, and in no event after the termination of the Related Option. In no event shall a Limited Right be exercised during the first six months after the date of grant of the Limited Right. Limited Rights shall be exercisable only when the Fair Market Value (determined as of the date of exercise of the Limited Rights) of each share of Common Stock with respect to which the Limited Rights are to be exercised shall exceed the Option Price per share of Common Stock subject to the Related option.

(b) Upon the exercise of Limited Rights, the Related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Limited Rights are exercised. Upon the exercise or termination of the Related Option, the Limited Rights with respect to such Related Option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated.

(c) The effective date of the grant of a Limited Right shall be the date on which the Committee approves the grant of such Limited Right. Each grantee of a Limited Right shall be notified promptly of the grant of the Limited Right in such manner as the Committee shall prescribe.

(d) Upon the exercise of Limited Rights, the holder thereof shall receive in cash an amount equal to the product computed by multiplying (i) the excess of
(a) the higher of (x) the Minimum Price Per Share (as hereinafter defined), or
(y) the highest reported closing sales price of a share of Common Stock on the New York Stock Exchange at any time during the period beginning on the sixtieth day prior to the date on which such Limited Rights are exercised and ending on the date on which such Limited Rights are exercised, over (b) the Option Price per share of Common Stock subject to the Related Option, by (ii) the number of shares of Common Stock with respect to which such Limited Rights are being exercised.

(e) For purposes of this Section 3.2, the term "Minimum Price Per Share" shall mean the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution upon liquidation or otherwise) in any Change in Control which is in effect at any time during the period beginning on the sixtieth day prior to the date on which such Limited Rights are exercised and ending on the date on which such Limited Rights are exercised. For purposes of this definition, if the consideration paid or to be paid in any such Change in Control shall consist, in whole or in part, of consideration other than cash, the Board shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration.

ARTICLE IV
PERFORMANCE AWARDS

4.1  Nature of Performance Awards
     ----------------------------
     A Performance Award provides for the recipient to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals. Performance Goals may be related to personal performance, corporate performance (including corporate stock performance), departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company. The Committee shall determine the Performance Goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award. Regardless of the degree to which Performance Goals are attained, a Performance Award shall be paid only when, if and to the extent that the Committee determines to make such payment.

4.2  Other Awards Subject to Performance Condition
     ---------------------------------------------
     The Committee may, at the time any Award described in this Plan is granted, impose the condition (in addition to any conditions specified or authorized in the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award.







ARTICLE V
RESTRICTED STOCK

5.1  Award of Restricted Stock
     -------------------------
     The Committee may award to any Participant shares of Stock subject to this Article V and such other terms and conditions as the Committee may prescribe, such Stock referred to herein as "Restricted Stock."

     Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Corporation.

5.2  Restricted Stock Agreement
     --------------------------
     Shares of Restricted Stock awarded under the Plan shall be evidenced by a written agreement in such form and containing such terms and conditions as the Committee may determine.

5.3  Restriction Period
     ------------------
     At the time of award, there shall be established for each Participant a "Restriction Period" of such length as shall be determined by the Committee. The Restriction Period may be waived by the Committee. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Subject to such restriction on transfer, the Participant as owner of such shares of Restricted Stock shall have the rights of the holder of such Restricted Stock, except that the Committee may provide at the time of the Award that any dividends or other distributions paid on such Stock during the Restriction Period shall be accumulated and held by the Company and shall be subject to forfeiture under
Section 5.4.

     Upon the expiration or waiver by the Committee of the Restriction Period, the Corporation shall redeliver to the Participant (or his or her legal representative or designated beneficiary) the shares deposited pursuant to
Section 5.1.

5.4  Termination of Eligibility
     --------------------------
     In the event the Participant is no longer an Eligible Person and ceased to be such as a result of termination of service to the Company with the consent of the Committee, or as a result of his or her death, retirement or disability, the restrictions imposed under this Article V shall lapse with respect to such number of shares theretofore awarded to him or her as shall be determined by the Committee. All other shares of Restricted Stock theretofore awarded to him or her which are still subject to restrictions, along with any dividends or other distributions thereon that have been accumulated and held by the Company, shall be forfeited, and the Corporation shall have the right to complete the blank stock power.

     In the event the Participant ceases to be an Eligible Person for any other reason, all shares of Restricted Stock theretofore awarded to him or her which are still subject to restrictions, along with any dividend or other distributions thereon that have been accumulated and held by the Company, shall be forfeited, and the Corporation shall have the right to complete the blank stock power.


ARTICLE VI
DEFERRAL OF PAYMENTS

6.1  Deferral of Amounts
     -------------------
     If the Committee makes a determination to designate Awards or, from time to time, groups or types of Awards, eligible for deferral hereunder, a Participant may, subject to such terms and conditions and within such limits as the Committee may from time to time establish, elect to defer the receipt of amounts due to him or her under the Plan. Amounts so deferred are referred to herein as "Deferred Amounts." The Committee may also permit amounts now or hereafter deferred or available for deferral under any present or future incentive compensation program or deferral arrangement of the Company to be deemed Deferred Amounts and to become subject to the provisions of this Article. Awards which are so deferred will be deemed to have been awarded in cash and the cash deferred as Deferred Amounts.

     The period between the date on which the Participant's Deferred Amount would have been payable absent deferral and the final payment of such Deferred Amount shall be referred to herein as the "Deferral Period."

6.2  Investment During Deferral Period
     ---------------------------------
     Unless otherwise determined by the Committee, and subject to such changes as the Committee may determine, the Deferred Amount will be treated during the Deferral Period as if it were invested in putative convertible debentures with a fixed interest rate, compounded annually, for the entire Deferral Period. For purposes of determining the value of the Deferred Amount at the time of payment, each putative debenture will be deemed to be convertible into Common Stock at a conversion rate computed by reference to the Fair Market Value of the Common Stock on the last trading day prior to the regular January meeting of the Board of Directors on or preceding the date of deferral. Payment of Deferred Amounts may be made in cash, Stock, or partly in cash and partly in Stock, in the Committee's sole discretion.

6.3  Participant Reports
     -------------------
     Annually, each Participant who has a Deferred Amount will receive a report setting forth all of his or her then Deferred Amounts and the yield thereon to date.

6.4  Payment of Deferred Amounts
     ---------------------------
     Payment of Deferred Amounts will be made at such time or times, and may be in cash, Stock, or partly in cash and partly in Stock, as the Committee shall from time to time determine. The limitations respecting the issuance of Stock or other limitations on aggregate awards payable contained in the Annual Performance Plan of the Corporation, Article XVI of the by-laws of the Corporation, the 1974 Stock Option Plan, the 1979 Stock Option and Long-Term Incentive Plan, the 1984 Long-Term Incentive Plan, the Plan and in any plan hereafter adopted by the stockholders shall be limitations applicable to the payment of any Deferred Amounts under this Article VI.

6.5  Alternative Valuation Election
     ------------------------------
     Unless otherwise determined by the Committee, a Participant may, at a time established by the committee, but prior to such Participant's ceasing to be an Eligible Person, elect to establish the ultimate payable value of each Deferred Amount by reference to the Fair Market Value of the Common Stock as of the day on which an alternate valuation election is received by the corporation in accordance with procedures established by the Committee.

     Notwithstanding the establishment of the ultimate payable value resulting from the alternate valuation election by the Participant, the yield will continue as though no such election had been made and will continue to be subject to the limitations set forth in Section 6.2, and Deferred Amounts and the yield thereon will be paid as otherwise provided in this Article.

ARTICLE VII
CHANGES IN CONTROL

7.1  Effect of Change in Control
     ---------------------------
     Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, as defined in Section 7.2: (i) all Options and, subject to the exercise provisions of Section 3.2(a) of the Plan, Limited Rights, but not SARs, outstanding and unexercised on the date of the Change in Control shall become immediately exercisable; (ii) all Performance Awards shall be deemed to have been earned on such basis as the Committee may prescribe and then paid on such basis, at such time and in such form as the Committee may prescribe, or deferred in accordance with the elections of Participants; (iii) all Restricted Stock shall be deemed to be earned and the Restriction Period shall be deemed expired on such terms and conditions as the Committee may determine; and (iv) all amounts deferred under this Plan shall be paid to a trustee or otherwise on such terms as the Committee may prescribe or permit.

7.2  Definition of Change in Control
     -------------------------------
     The term "Change in Control" means the occurrence of one or more of the following events: (a) there shall be consummated (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (b) the stockholders of the Corporation shall approve any plan or proposal for the liquidation or dissolution of the Corporation, or (c) (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity shall purchase any Common Stock of the Corporation (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Common Stock (or securities convertible into Common Stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Corporation or any benefit plan sponsored by the Corporation or any of its subsidiaries) shall be the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Corporation representing twenty percent or more of the combined voting power of the Corporation's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control, or (d) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.


ARTICLE VIII
GENERAL PROVISIONS

8.1  Non-Transferability
     -------------------
     No Option, SAR, Performance Award or share of Restricted Stock or Deferred Amount under the Plan shall be transferable by the Participant other than by will or the applicable laws of descent and distribution. All Awards and Deferred Amounts shall be exercisable or received during the Participant's lifetime only by such Participant or his or her legal representative. Any transfer contrary to this Section 8.1 will nullify the option, SAR, Performance Award or share of Restricted Stock, and any attempted transfer of a Deferred Amount contrary to this Section 8.1 will be void and of no effect.

8.2  Beneficiaries
     -------------
     The Committee may establish procedures not inconsistent with Section 8.1 under which a Participant may designate a beneficiary or beneficiaries to receive amounts due under an Award or with respect to Deferred Amounts in the event of the Participant's death.

8.3  Adjustments Upon Changes in Stock
     ---------------------------------
     If there shall be any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split up, dividend in kind or other change in the corporate structure or distribution to the stockholders, appropriate adjustments may be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options or which may be issued under outstanding Performance Awards or Awards of Restricted Stock. Appropriate adjustments may also be made by the Board of Directors or the Committee in the terms of any Awards under the Plan to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of Performance Periods.

8.4  Conditions of Awards
     --------------------
     (a) The rights of a Participant with respect to any Award received under this Plan shall be subject to the conditions that, until the Participant has fully received all payments, transfers and other benefits under the Award, he or she shall (i) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company and (ii) be available, unless he or she shall have died, at reasonable times for consultations at the request of the Company's management with respect to phases of the business with which he or she is or was actively connected during his or her employment, but such consultations shall not (except in the case of a Participant whose active service was outside the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised option or SAR, or any Performance Award or Stock held which has not yet been determined by the Committee to be payable or unrestricted (and any unpaid amounts equivalent to dividends or other distributions or amounts equivalent to interest relating thereto) as of the date of the breach of condition. Any determination by the Board of Directors of the Corporation, which shall act upon the recommendation of the Chief Executive Officer, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid shall be conclusive.

(b)  This Section 8.4 shall not apply to Limited Rights.

8.5  Use of Proceeds
     ---------------
     All cash proceeds from the exercise of options shall constitute general funds of the Company.

8.6  Tax Withholding
     ---------------
     The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. In the alternative, the Committee may, at the time of grant of any such Award, require that the Company withhold from any shares to be delivered Stock with a value calculated to satisfy applicable tax withholding requirements.

8.7  Non-Uniform Determinations
     --------------------------
     The Committee's determinations under the Plan, including without limitation, (i) the determination of the Participants to receive Awards, (ii) the form, amount, timing and payment of such Awards, (iii) the terms and provisions of such Awards and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

8.8  Leaves of Absence; Transfers
     ----------------------------
     The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect to any leave of absence from the Company granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall be treated as if the Participant ceased to be an employee and (ii) the impact, if any, of any such leave of absence on Awards under the Plan. In the event a Participant transfers within the Company, such Participant shall not be deemed to have ceased to be an employee for purposes of the Plan.

8.9  General Restriction
     -------------------
(a) Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of shares of Stock upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free from any conditions not acceptable to the Committee.

(b) Shares of Common Stock for use under the provisions of this Plan shall not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board of Directors of the Corporation shall determine, and a registration statement under the Securities Act of 1933 with respect to such shares shall have become, and be, effective.

8.10 Effective Date
     ---------------
     The Plan shall be deemed effective as of December 4, 1991.

     No Award may be granted under the Plan after the Plan is terminated pursuant to Section 8.11, but Awards previously made may extend beyond that date and Reload Options and additional Reload Options provided for with respect to original options outstanding prior to that date may continue unless the Committee otherwise provides and subject to such additional terms and conditions as the Committee may provide, and the provisions of Article VI of the Plan shall survive and remain effective as to all present and future Deferred Amounts until such later date as the Committee or the Board of Directors shall determine.

     The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for employees.

8.11 Amendment, Suspension and Termination of Plan
     ---------------------------------------------
     The Board of Directors may at any time or times amend the Plan for any purpose which may at the time be permitted by law, or may at any time suspend or terminate the Plan as to any further grants of Awards.

8.12 Certain Definitions
     -------------------
(a) Unless otherwise determined by the Committee, the terms "retirement" and "disability" as used under the Plan shall be construed by reference to the provisions of the Westinghouse Pension Plan or other similar plan or program of the Company applicable to a Participant.

(b) The term "Fair Market Value" as it relates to Common Stock means the mean of the high and low prices of the Common Stock as reported by the Composite Tape of the New York Stock Exchange (or such successor reporting system as shall be selected by the Committee) on the relevant date or, if no sale of the Common Stock shall have been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported sales. The term "Fair Market Value" as it relates to Formula Value Stock shall mean the value determined by the Committee.

(c) The term "Subsidiary" shall mean, unless the context otherwise requires, any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the corporation if each of the corporations other than the last corporation in such chain owns stock possessing at least 50% of the voting power in one of the other corporations in such chain.

(d)	"Formula Value Stock" means shares of a class or classes of stock the value of which is derived from a formula established by the Committee which reflects such financial measures as the Committee shall determine. Such shares shall have such other characteristics as shall be determined at time of their authorization.


                                                                     Exhibit 5


                                                                  May 25, 1994


Westinghouse Electric Corporation
11 Stanwix Street
Pittsburgh, PA  15222


                  Re: Westinghouse Electric Corporation
                      ---------------------------------
                      Common Stock, $1.00 par value
                      -----------------------------
                             5,000,000 shares
                             ----------------

          1991 Long-Term Incentive Plan, as amended (the "Plan")
          ------------------------------------------------------


Ladies and Gentlemen:

     This opinion is being submitted in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, in respect of 5,000,000 shares of the Common Stock, par value $1.00 per share (the "Common Stock") of Westinghouse Electric Corporation (the "Corporation").

     I have examined and am familiar with the Restated Articles and the By-laws, both as amended, of the Corporation, a Pennsylvania corporation. I am of the opinion that the Corporation is a duly organized and validly existing corporation under the laws of the Commonwealth of Pennsylvania.

     I am further of the opinion that the corporate proceedings to authorize the issuance of 5,000,000 shares of Common Stock for use under the Plan have been duly taken in accordance with the applicable law, and that said 5,000,000 shares of Common Stock have been duly authorized for issuance.

     In addition, I am of the opinion that the 5,000,000 shares reserved, when sold as provided in the Plan and the corporate proceedings related thereto, will be legally issued, fully paid and nonassessable.

     I know that I am referred to in the Registration Statement relating to the Common Stock and I hereby consent to such use of my name in such Registration Statement and to the use of this opinion for filing as an exhibit to such Registration Statement as Exhibit 5 thereto.

                                          Very truly yours,


                                          /s/Angeline C. Straka
                                          Vice President, Secretary and
                                          Associate General Counsel


                                                                  Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1994, except as to the matter discussed in paragraph 9 of note 2, which is as of February 28, 1994, which is included in Westinghouse Electric Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the financial statement schedules, which appears on page 62 of such Annual Report on Form 10-K.



/s/Price Waterhouse

Price Waterhouse
600 Grant Street
Pittsburgh, Pennsylvania  15219-9954
May 23, 1994














                                                                   Exhibit 24



                               POWER OF ATTORNEY
                               -----------------



     The undersigned director and/or officer, or both, of WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation (Westinghouse), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration under said Act of five million shares of common stock, par value $1.00 per share, of the Corporation, in connection with the Corporation's 1991 Long-Term Incentive Plan, hereby constitutes and appoints Michael H. Jordan, Gary M. Clark, Fredric G. Reynolds, and Robert E. Faust, his/her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, his/her true and lawful attorney-in-fact and agent, for him/her and in his/her name, place and stead, in any and all capacities, to sign said Registration Statement, and any and all amendments thereto, with power where appropriate to affix the corporate seal of Westinghouse thereto and to attest said seal, and to file said Registration Statement and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 16th day of May, 1994.



                                              /s/Michael H. Jordan
                                   ------------------------------------------

                                                                   Exhibit 24



                               POWER OF ATTORNEY
                               -----------------



     The undersigned director and/or officer, or both, of WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation (Westinghouse), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration under said Act of five million shares of common stock, par value $1.00 per share, of the Corporation, in connection with the Corporation's 1991 Long-Term Incentive Plan, hereby constitutes and appoints Michael H. Jordan, Gary M. Clark, Fredric G. Reynolds, and Robert E. Faust, his/her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, his/her true and lawful attorney-in-fact and agent, for him/her and in his/her name, place and stead, in any and all capacities, to sign said Registration Statement, and any and all amendments thereto, with power where appropriate to affix the corporate seal of Westinghouse thereto and to attest said seal, and to file said Registration Statement and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 25th day of May, 1994.



                                              /s/Gary M. Clark
                                   ------------------------------------------


                                                                   Exhibit 24



                               POWER OF ATTORNEY
                               -----------------



     The undersigned director and/or officer, or both, of WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation (Westinghouse), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration under said Act of five million shares of common stock, par value $1.00 per share, of the Corporation, in connection with the Corporation's 1991 Long-Term Incentive Plan, hereby constitutes and appoints Michael H. Jordan, Gary M. Clark, Fredric G. Reynolds, and Robert E. Faust, his/her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, his/her true and lawful attorney-in-fact and agent, for him/her and in his/her name, place and stead, in any and all capacities, to sign said Registration Statement, and any and all amendments thereto, with power where appropriate to affix the corporate seal of Westinghouse thereto and to attest said seal, and to file said Registration Statement and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 26th day of May, 1994.



                                              /s/Robert E. Faust
                                   ------------------------------------------


                                                                   Exhibit 24



                               POWER OF ATTORNEY
                               -----------------



     The undersigned director and/or officer, or both, of WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation (Westinghouse), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration under said Act of five million shares of common stock, par value $1.00 per share, of the Corporation, in connection with the Corporation's 1991 Long-Term Incentive Plan, hereby constitutes and appoints Michael H. Jordan, Gary M. Clark, Fredric G. Reynolds, and Robert E. Faust, his/her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, his/her true and lawful attorney-in-fact and agent, for him/her and in his/her name, place and stead, in any and all capacities, to sign said Registration Statement, and any and all amendments thereto, with power where appropriate to affix the corporate seal of Westinghouse thereto and to attest said seal, and to file said Registration Statement and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 16th day of May, 1994.



                                              /s/Frank C. Carlucci
                                   ------------------------------------------


                                                                   Exhibit 24



                               POWER OF ATTORNEY
                               -----------------



     The undersigned director and/or officer, or both, of WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation (Westinghouse), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration under said Act of five million shares of common stock, par value $1.00 per share, of the Corporation, in connection with the Corporation's 1991 Long-Term Incentive Plan, hereby constitutes and appoints Michael H. Jordan, Gary M. Clark, Fredric G. Reynolds, and Robert E. Faust, his/her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, his/her true and lawful attorney-in-fact and agent, for him/her and in his/her name, place and stead, in any and all capacities, to sign said Registration Statement, and any and all amendments thereto, with power where appropriate to affix the corporate seal of Westinghouse thereto and to attest said seal, and to file said Registration Statement and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 17th day of May, 1994.



                                              /s/George H. Conrades
                                   ------------------------------------------

                                                                   Exhibit 24



                               POWER OF ATTORNEY
                               -----------------



     The undersigned director and/or officer, or both, of WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation (Westinghouse), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration under said Act of five million shares of common stock, par value $1.00 per share, of the Corporation, in connection with the Corporation's 1991 Long-Term Incentive Plan, hereby constitutes and appoints Michael H. Jordan, Gary M. Clark, Fredric G. Reynolds, and Robert E. Faust, his/her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, his/her true and lawful attorney-in-fact and agent, for him/her and in his/her name, place and stead, in any and all capacities, to sign said Registration Statement, and any and all amendments thereto, with power where appropriate to affix the corporate seal of Westinghouse thereto and to attest said seal, and to file said Registration Statement and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 25th day of May, 1994.



                                              /s/David T. McLaughlin
                                   ------------------------------------------


                                                                   Exhibit 24



                               POWER OF ATTORNEY
                               -----------------



     The undersigned director and/or officer, or both, of WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation (Westinghouse), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration under said Act of five million shares of common stock, par value $1.00 per share, of the Corporation, in connection with the Corporation's 1991 Long-Term Incentive Plan, hereby constitutes and appoints Michael H. Jordan, Gary M. Clark, Fredric G. Reynolds, and Robert E. Faust, his/her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, his/her true and lawful attorney-in-fact and agent, for him/her and in his/her name, place and stead, in any and all capacities, to sign said Registration Statement, and any and all amendments thereto, with power where appropriate to affix the corporate seal of Westinghouse thereto and to attest said seal, and to file said Registration Statement and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 16th day of May, 1994.



                                              /s/Rene C. McPherson
                                   ------------------------------------------


                                                                   Exhibit 24



                               POWER OF ATTORNEY
                               -----------------



     The undersigned director and/or officer, or both, of WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation (Westinghouse), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration under said Act of five million shares of common stock, par value $1.00 per share, of the Corporation, in connection with the Corporation's 1991 Long-Term Incentive Plan, hereby constitutes and appoints Michael H. Jordan, Gary M. Clark, Fredric G. Reynolds, and Robert E. Faust, his/her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, his/her true and lawful attorney-in-fact and agent, for him/her and in his/her name, place and stead, in any and all capacities, to sign said Registration Statement, and any and all amendments thereto, with power where appropriate to affix the corporate seal of Westinghouse thereto and to attest said seal, and to file said Registration Statement and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 16th day of May, 1994.



                                              /s/Richard M. Morrow
                                   ------------------------------------------


                                                                   Exhibit 24



                               POWER OF ATTORNEY
                               -----------------



     The undersigned director and/or officer, or both, of WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation (Westinghouse), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration under said Act of five million shares of common stock, par value $1.00 per share, of the Corporation, in connection with the Corporation's 1991 Long-Term Incentive Plan, hereby constitutes and appoints Michael H. Jordan, Gary M. Clark, Fredric G. Reynolds, and Robert E. Faust, his/her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, his/her true and lawful attorney-in-fact and agent, for him/her and in his/her name, place and stead, in any and all capacities, to sign said Registration Statement, and any and all amendments thereto, with power where appropriate to affix the corporate seal of Westinghouse thereto and to attest said seal, and to file said Registration Statement and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 25th day of May, 1994.



                                              /s/Richard R. Pivirotto
                                   ------------------------------------------


                                                                   Exhibit 24



                               POWER OF ATTORNEY
                               -----------------



     The undersigned director and/or officer, or both, of WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation (Westinghouse), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration under said Act of five million shares of common stock, par value $1.00 per share, of the Corporation, in connection with the Corporation's 1991 Long-Term Incentive Plan, hereby constitutes and appoints Michael H. Jordan, Gary M. Clark, Fredric G. Reynolds, and Robert E. Faust, his/her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, his/her true and lawful attorney-in-fact and agent, for him/her and in his/her name, place and stead, in any and all capacities, to sign said Registration Statement, and any and all amendments thereto, with power where appropriate to affix the corporate seal of Westinghouse thereto and to attest said seal, and to file said Registration Statement and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 16th day of May, 1994.



                                              /s/Dr. Paula Stern
                                   ------------------------------------------